Exhibit 5.1

NEW YORK		ATLANTA
LONDON		BALTIMORE
SINGAPORE		WILMINGTON
PHILADELPHIA	FIRM and AFFILIATE OFFICES	MIAMI
CHICAGO		BOCA RATON
WASHINGTON, DC		PITTSBURGH
SAN FRANCISCO		NEWARK
SILICON VALLEY	www.duanemorris.com	LAS VEGAS
SAN DIEGO		CHERRY HILL
SHANGHAI		LAKE TAHOE
TAIWAN		MYANMAR
BOSTON		OMAN
HOUSTON		A GCC REPRESENTATIVE OFFICE
LOS ANGELES		OF DUANE MORRIS
HANOI
HO CHI MINH CITY		ALLIANCES IN MEXICO
AND SRI LANKA

October 23, 2020

Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

Re:	Exhibit 5.1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Virios Therapeutics, Inc., a Delaware corporation (the “Company”) to be formed upon the statutory conversion of Virios Therapeutics, LLC from an Alabama limited liability company into a Delaware corporation (the “Conversion”), in connection with its registration statement on Form S-1 (File No. 333-248447) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 3,000,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Shares”), and up to 450,000 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares (collectively, the “Offering Shares”). All of the Offering Shares are to be sold pursuant to the proposed form of Underwriting Agreement among the Company and the underwriters named therein (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (a) The Underwriting Agreement; (b) the Certificate of Incorporation of the Company, to be filed with and certified by the Secretary of State of the State of Delaware; (c) the Bylaws of the Company in the form filed with the Securities and Exchange Commission to be effective upon the Conversion; and (d) resolutions approving the sale of the Offering Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization, issuance and sale of the Offering Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Duane Morris llp
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

October 23, 2020

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, following effectiveness of the Conversion and the Registration Statement, when the Offering Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) and in the circumstances contemplated by the Underwriting Agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Offering Shares will have been duly authorized by all necessary corporate action of the Company, and the Offering Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP